Exhibit 99.1

                   Pier 1 Imports, Inc. Reports February Sales


    FORT WORTH, Texas--(BUSINESS WIRE)--March 8, 2007--Pier 1 Imports, Inc. (NYSE:PIR) reported that sales for the five-week period ended March 3, 2007 aggregated $120,503,000, an increase of 14.3% over last year's four-week sales of $105,461,000. Comparable stores sales declined 8.4%.

    Sales for the fourth quarter were $473,712,000, down 6.4% from $506,022,000 last year, and comparable stores sales declined 11.0%. Year-to-date sales for the 53-week period were $1,623,216,000, an 8.6% decrease from $1,776,701,000 last year. Comparable store sales declined 11.3%.

    Fourth quarter and fiscal 2007 year-end results will be reported on April 12, 2007 and the Company will conduct its fourth quarter conference call on that date.

    Pier 1 Imports, Inc. is North America's largest specialty retailer of imported decorative home furnishings and gifts with Pier 1
Imports(R) stores in 49 states, Puerto Rico, Canada, and Mexico and Pier 1 kids(R) stores in the United States. Information about the Company is available on www.pier1.com.



    CONTACT: Pier 1 Imports, Inc.
             Cary Turner, 817-252-8400